PRESS RELEASE

Contacts:

Patrick L. Alexander

President and Chief Executive Officer

Mark A. Herpich

Chief Financial Officer

(785) 565-2000

FOR IMMEDIATE RELEASE

April 6, 2012

Landmark Bancorp, Inc. Announces Conference Call to Discuss First Quarter 2012 Earnings

(Manhattan, KS, April 6, 2012) Landmark Bancorp, Inc. (Nasdaq: LARK) announced that it will release earnings for the first quarter of 2012 after the market closes on Tuesday, April 24, 2012. The Company will host a conference call to discuss these results on Wednesday, April 25, 2012 at 10:00 am (CT). Investors may listen to the Company’s earnings call via telephone by dialing (877) 317-6789. Investors should call in to the dial-in number at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available through May 27, 2012, by dialing (877) 344-7529 and using conference number 10012660.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 22 locations in 17 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott, Garden City, Great Bend (2), Hoisington, Junction City, LaCrosse, Lawrence (2), Louisburg, Osage City, Osawatomie, Paola, Topeka (2), Wamego and Wellsville, Kansas. Visit www.banklandmark.com for more information.